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As filed with the Securities and Exchange Commission on August 19, 2003

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2003

METROMEDIA INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5706 (Commission File Number)	58-0971455 (IRS Employer Identification No.)
505 Park Avenue, 21st Floor, New York, New York (Address of principal executive offices)		10022 (Zip Code)
Registrant's telephone number, including area code: (212) 527-3800
Not applicable (Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure

        On August 15, 2003, the Company announced that it had finalized the post-closing audit process associated with the sale of Snapper, Inc. ("Snapper") and had reached agreements by which the Company will receive an additional $6.0 million in sale proceeds. The Company expects receipt of this final cash payment within the next few business days. With the receipt of the additional $6.0 million post-closing payment, the aggregate and final sale proceeds from the sale of Snapper will be $21.6 million. Snapper manufactures premium-priced power lawnmowers, garden tillers, snow throwers, utility vehicles and related parts and accessories.

        The Company also announced that it had not filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the "Form 10-Q") with the United States Securities and Exchange Commission ("SEC"), but anticipates that the filing of the Form 10-Q will be made by no later than mid-September 2003.

        The press release announcing these matters is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

  (c)
  Exhibits.

  99.1
  Press Release of Metromedia International Group, Inc., dated August 15, 2003

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROMEDIA INTERNATIONAL GROUP, INC.
By:	/s/ HAROLD F. PYLE, III Name: Harold F. Pyle, III Title: Senior Vice President Finance, Chief Financial Officer, Treasurer and Secretary

Date: August 19, 2003
New York, New York

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of Metromedia International Group, Inc. dated August 15, 2003

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  Item 5. Other Events and Regulation FD Disclosure
  Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX